U.S SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549 -------------------------------------
FORM 8-K

CURRENT REPORT
Date of Report (Date of earliest event reported) March 3, 2003

AMERICAN FIDELITY DEPOSIT CORPORATION

(Exact Name of Registrant as specified in its charter)

COLORADO	333-91108	03-0459625
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14420 EAST 6TH AVENUE
Aurora, Colorado 80011
(Address of Principal or
Executive Offices)

(816) 651-5248
(Registrant’s Telephone Number)

(Former name or former address, if changed since last report)

Item 4.      Changes in Company's Certifying Accountant.

On March 3, 2003, the Board of Directors of American Fidelity Deposit Corporation (the "Company"), was notified by Pickett, Chaney & McMullen LLP, the Company's independent auditor, that it would decline to stand for reelection as the Company's independent auditor for the year ending June 30, 2003.  The Company is currently interviewing other accounting firms to serve as its independent auditor, but has not engaged another firm at this time.

The report of Pickett, Chaney & McMullen LLP on the financial statements of the Company as of June 30, 2002 and for the period from the date of formation (June 17, 2002) did not contain any adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to audit scope or accounting principles. Pickett, Chaney & McMullen LLP’s audit report on the financial statements of the Company as of June 30, 2002 and for the period from the date of formation (June 17, 2002) included an explanatory paragraph concerning the Company's ability to continue as a going concern.

During the period from the date of formation (June 17, 2002) to June 30, 2002, and any subsequent interim period preceding March 3, 2003, there were no disagreements between the Company and Pickett, Chaney & McMullen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which would have caused Pickett, Chaney & McMullen LLP, if not resolved to the satisfaction of Pickett, Chaney & McMullen LLP, to make a reference to the subject matter of the disagreements in connection with its reports.

The Company has provided Pickett, Chaney & McMullen LLP with a copy of this Form 8-K and requested that Pickett, Chaney & McMullen LLP furnish the Company with a letter, addressed to the Securities and Exchange Commission, stating whether or not it agrees with the above statements and, if not, stating the respects in which it does not agree. A copy of such letter is filed as Exhibit 16.1 to this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Fidelity Deposit Corporation
(Registrant)

Date:	March 3, 2003	/s/ Thomas J. Heckman
Thomas J. Heckman, Principal Executive Officer and Chairman of the Board of Directors

EXHIBIT INDEX

Exhibit No.

   Description of Exhibit

___________

   ______________________________________________________________

16.1                         Letter from Pickett, Chaney & McMullen LLP, dated March 3, 2003